UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)August 24, 2005(August 22, 2005)


                              RITE AID CORPORATION
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             (Exact name of registrant as specified in its charter)


  Delaware                         1-5742                     23-1614034
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(State or Other Jurisdiction     (Commission               (IRS Employer
  of Incorporation)              File Number)              Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                             17011
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code       (717) 761-2633
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                                      None
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         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

(b) On August 23, 2005, John T. Standley, Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Rite Aid notified the Company that he has resigned from such positions and all other officer and director positions held by him with the Company and its direct and indirect subsidiaries, effective August 28, 2005. Mr. Standley indicated to the Company that he was resigning to take a position at another company.

(c) The Company has appointed Kevin Twomey, its Senior Vice President and Chief Accounting Officer, as its Acting Chief Financial Officer, effective immediately. Mr. Twomey, 55, has been Senior Vice President and Chief Accounting Officer of the Company since December 2000. From September 1989 to November 2000, Mr. Twomey held several accounting and finance management positions at Fleming Companies, Inc., a food marketing and distribution company. He was Senior Vice President - Finance and Control at Fleming, a position he held from October 1999 to November 2000, when he left Fleming. Prior to joining Fleming, he was an audit partner at Deloitte & Touche.

         On August 24, 2005, the Company issued a press release announcing the above changes. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR

         Rite Aid Corporation ("Rite Aid" or the "Company") filed a certificate of designations (the "Certificate of Designations") with the Secretary of State of the State of Delaware on August 22, 2005. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designations was effective as of the date filed and creates and authorizes a new series of 5,200,000 previously unissued shares of Series I Mandatory Convertible Preferred Stock (the "Series I Preferred Stock"), par value $1.00 per share, with a liquidation preference of $25.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends subject to certain adjustments. Dividends on the Series I Preferred Stock are payable quarterly at the annual rate of $1.3752 per share and may be paid either in cash, by delivering shares of Rite Aid's common stock, par value $1.00 per share, to Rite Aid's transfer agent on behalf of the holders of Series I Preferred Stock or on behalf of Rite Aid for sale, or in any combination thereof in Rite Aid's sole discretion. Dividends are cumulative from the date of issuance and will be payable to the extent that assets are legally available to pay dividends as declared by Rite Aid's board of directors or an authorized committee thereof.

         The Series I Preferred Stock ranks senior in right of payment to all of Rite Aid's common stock now outstanding or to be issued in the future and on parity with Rite Aid's Series E Mandatory Convertible Preferred Stock, Series F Cumulative Convertible Pay-In-Kind Preferred Stock, Series G Cumulative Convertible Pay-In-Kind Preferred Stock and Series H Cumulative Convertible Pay-In-Kind Preferred Stock now outstanding or to be issued in the future, as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up. The Certificate of Designations restricts Rite Aid's ability to issue capital stock that ranks senior to the Series I Preferred Stock with an aggregate liquidation preference in excess of $50.0 million.

         On November 17, 2008, (the "Automatic Conversion Date") each share of Series I Preferred Stock will automatically convert into shares of Rite Aid's common stock, based on the conversion rate then in effect as set forth in and determined in accordance with the factors identified in the Certificate of Designations, and holders of Series I Preferred Stock will have the right to receive a dividend in an amount equal to the accumulated and unpaid dividends on the Series I Preferred Stock as of the Automatic Conversion Date, whether or not declared, out of legally available assets. The conversion rate for each share of Series I Preferred Stock will not be fewer than 4.7134 shares of Rite Aid's common stock and no more than 5.6561 shares of Rite Aid's common stock, and will depend on the market value of Rite Aid's common stock, subject to certain anti-dilution adjustments.

         The Certificate of Designations also provides for a provisional conversion of the Series I Preferred Stock at the option of Rite Aid prior to November 17, 2008, in the case that the market value of Rite Aid's common stock is trading above a certain threshold for a certain period of time. If the closing price per share of Rite Aid's common stock exceeds $9.55 for at least 20 trading days within a period of 40 consecutive trading days, Rite Aid has the right to cause the conversion of all, but not less than all, of the shares of Series I Preferred Stock then outstanding for shares of Rite Aid's common stock, at a conversion at the rate of 4.7134 shares of Rite Aid's common stock for each share of Series I Preferred Stock, subject to certain adjustments, plus accumulated and unpaid dividends and a make-whole amount.

         If Rite Aid is the subject of specified cash acquisitions on or prior to November 17, 2008, under certain circumstances, Rite Aid will (1) permit conversion of the Series I Preferred Stock during the period beginning on the date that is 15 days prior to the anticipated effective date of the applicable cash acquisition and ending on the date that is 15 days after the actual effective date at a specified conversion rate determined by reference to the price per share of Rite Aid common stock paid in such cash acquisition and (2) pay converting holders an amount equal to the sum of any accumulated and unpaid dividends on shares of Series I Preferred Stock that are converted plus the present value of all remaining dividend payments on such shares through and including November 17, 2008. The applicable conversion rate will be determined based on the date such transaction becomes effective and the price paid per share of Rite Aid common stock in such transaction. However, if such transaction constitutes a public acquirer change of control, in lieu of providing for immediate conversion and paying the dividend amount, Rite Aid may elect to adjust its conversion obligation such that upon conversion of the Series I Preferred Stock, Rite Aid will deliver acquirer common stock.

         In addition, holders of shares of Series I Preferred Stock have the right to convert Series I Preferred Stock, in whole or in part, at any time prior to November 17, 2008, into shares of Rite Aid's common stock at the rate of 4.7134 shares of Rite Aid's common stock for each share of Series I Preferred Stock, subject to certain adjustments. The holders of shares of Series I Preferred Stock are not entitled to any voting rights, except as required by applicable state law. However, Rite Aid will not, without the approval of the holders of at least a majority of the shares of Series I Preferred Stock then outstanding, (1) amend its restated certificate of incorporation, as amended, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of Series I Preferred Stock so as to materially and adversely affect them or (2) make certain other adjustments with respect to Rite Aid's stock which ranks senior to the Series I Preferred Stock.

         If Rite Aid does not pay a dividend on a dividend payment date, then, subject to certain exceptions, (1) until all accumulated and unpaid dividends on Series I Preferred Stock for all prior dividend periods are declared and paid, Rite Aid may not take certain actions with respect to any of its capital stock that ranks junior to the Series I Preferred Stock and (2) Rite Aid may not redeem, purchase or otherwise acquire any of its capital stock that ranks equally with the Series I Preferred Stock. If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series I Preferred Stock are not paid, the number of directors constituting Rite Aid's board of directors will be increased by two and the holders of the Series I Preferred Stock then outstanding will have a right to elect those additional directors to the board of directors until all accumulated and unpaid dividends on the Series I Preferred Stock have been paid in full, after which time the term of office of each director so elected will terminate and the number of directors will be reduced by two.

ITEM 8.01  OTHER EVENTS

         On August 23, 2005, the Company redeemed all of its issued and outstanding shares (1,176,497.0306 shares) of 8% Series F Cumulative Convertible Pay-in-Kind Preferred Stock (the "Series F Preferred Stock"), from Green Equity Investors III, L.P., the sole holder of the Series F Preferred Stock. The aggregate redemption price was $124,917,840.27, which represents a purchase price per share of 105% of the liquidation amount, plus accrued and unpaid dividends to the date of redemption. The redemption was made in accordance with the Certificate of Designations governing the Series F Preferred Stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

3.1 Certificate of Designations of 5.50% Series I Mandatory Convertible Preferred Stock, dated as of August 22, 2005.
99.1     Press Release dated August 24, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RITE AID CORPORATION


Dated: August 24, 2005                  By: /s/ Robert B. Sari
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                                           Name:  Robert B. Sari
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary

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                                 EXHIBIT INDEX


Exhibit No.   Description

 3.1 Certificate of Designations of 5.50% Series I Mandatory Convertible Preferred Stock, dated as of August 22, 2005.
 99.1         Press Release dated August 24, 2005.